ASSIGNMENT OF RENTS AND LEASES

THIS ASSIGNMENT OF RENTS AND LEASES (the "Assignment") is made as of the 28th day of December, 2001 by STANDARD MANAGEMENT
CORPORATION ("Assignor"), to and for the benefit of REPUBLIC
BANK, a Michigan Commercial Bank ("Assignee").

	R E C I T A L S:

A.	Assignee has agreed to loan to Assignor the principal
amount of up to Six Million Nine Hundred Thousand Dollars ($6,900,000.00) (the "Loan"). Assignor is executing a certain Promissory Note of even date herewith (the "Note") to evidence the Loan.

B.	A condition precedent to Assignee's extension of the
Loan to Assignor is the execution and delivery by Assignor of this Assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1.	Definitions.  All capitalized terms which are not
defined herein shall have the meanings ascribed thereto in the Note.

2.	Grant of Security Interest.  Assignor hereby grants,
transfers, sets over and assigns to Assignee, all of the right, title and interest of Assignor in and to (i) all of the rents, issues, profits, revenues, receipts, income, accounts and other receivables arising out of or from the land legally described in Exhibit A attached hereto and made a part hereof and all buildings and other improvements located thereon (said land and improvements being hereinafter referred to collectively as the "Premises"); (ii) all leases and subleases (collectively, the "Leases"), now or hereafter existing, of all or any part of the Premises; (iii) all rights and claims for damage against tenants arising out of defaults under the Leases, including rights to compensation with respect to rejected Leases pursuant to Section 365(a) of the Federal Bankruptcy Code or any replacement Section thereof; (iv) all tenant improvements and fixtures located on the Premises; and (v) all guaranties relating to the Leases. This Assignment is given to secure:

(a)	Payment by Assignor when due of (i) the
indebtedness evidenced by the Note and any and all renewals, extensions, replacements, amendments, modifications and refinancings thereof; (ii) any and all other indebtedness and obligations that may be due and owing to Assignee by Assignor under or with respect to the Loan Documents (as defined in the Note); and (iii) all costs and expenses paid or incurred by Assignee in enforcing its rights hereunder, including without limitation, court costs and reasonable attorneys' fees; and

(b)	Observance and performance by Assignor of the
covenants, conditions, agreements, representations, warranties and other liabilities and obligations of Assignor or any other obligor to or benefiting Assignee which are evidenced or secured by or otherwise provided in the Note, this Assignment or any of the other Loan
Documents, together with all amendments and modifications thereof.

3.	Representations and Warranties of Assignor.  Assignor
represents and warrants to Assignee that:

(a)	this Assignment, as executed by Assignor,
constitutes the legal and binding obligation of Assignor enforceable in accordance with its terms and provisions;

(b)	Assignor has not made any other assignment of its
entire or any part of its interest in or to any of the Leases, or any of the rents, issues, income or profits assigned hereunder, nor has Assignor entered into any agreement to subordinate any of the Leases or Assignor's right to receive any of the rents, issues, income or profits assigned hereunder;

(c)	Assignor has not heretofore executed any
instrument or performed any act which may prevent Assignee from operating under any of the terms and provisions hereof or which would limit Assignee in such operation; and

4.	Covenants of Assignor.  Assignor covenants and agrees
that so long as this Assignment shall be in effect and except for Assignor's acts in the ordinary course of business:

(a)	Assignor shall not lease any portion of the
Premises unless the lease is consistent with rental rates for comparable office buildings in the north suburban
Indianapolis, Indiana metropolitan area;

(b)	Assignor shall observe and perform all of the
covenants, terms, conditions and agreements contained in the Leases to be observed or performed by the lessor thereunder, and Assignor shall not do or suffer to be done anything to impair the security thereof. Assignor shall not, except in the ordinary course of business, (i) release the liability of any tenant under any Lease, (ii) consent to any tenant's withholding of rent or making monetary advances and off-setting the same against future rentals, (iii) consent to any tenant's claim of a total or partial eviction, (iv) consent to any tenant termination or cancellation of any Lease, or (v) enter into any oral leases with respect to all or any portion of the Premises;

(c)	Assignor shall not collect any of the rents,
issues, income or profits assigned hereunder more than thirty (30) days in advance of the time when the same shall become due, except for security or similar deposits;

(d)	Assignor shall not make any other assignment of
its entire or any part of its interest in or to any or all Leases, or any or all rents, issues, income or profits assigned hereunder;

(e)	Assignor shall not make any modification (except
immaterial modifications) to the terms and provisions of any Lease, nor shall Assignor give any consent (including, but not limited to, any consent to any assignment of, or subletting under, any Lease) or approval, not required or permitted by such terms and provisions or cancel or terminate any Lease;

(f)	Assignor shall not accept a surrender of any
Lease or convey or transfer, or suffer or permit a conveyance or transfer, of the premises demised under any Lease or of any interest in any Lease so as to effect, directly or indirectly, proximately or remotely, a merger of the estates and rights of, or a termination or diminution of the obligations of, any tenant thereunder;

(g)	Assignor shall not alter, modify or change the
terms of any guaranty of any Lease, or cancel or terminate any such guaranty or do or suffer to be done anything which would terminate any such guaranty as a matter of law;

(h)	Assignor shall not waive or excuse the obligation
to pay rent under any Lease;

(i)	Assignor shall, at its sole cost and expense,
appear in and defend any and all actions and proceedings arising under, relating to or in any manner connected with any Lease or the obligations, duties or liabilities of the lessor or any tenant or guarantor thereunder, and shall pay all costs and expenses of Assignee, including court costs and reasonably attorneys' fees, in any such action or proceeding in which Assignee may appear where Assignee has determined in its sole discretion that its failure to so appear could have a material adverse effect on Assignee's security for the Loan;

(j)	Assignor shall give prompt notice to Assignee of
any notice of any default on the part of the lessor with respect to any Lease received from any tenant or guarantor thereunder whereby the claim exceeds or could exceed
$25,000.00;

(k)	Assignor shall make reasonable efforts to enforce
the observance and performance of each covenant, term, condition and agreement contained in each Lease to be observed and performed by the tenants and guarantors thereunder;

(l)	Assignor shall not permit any of the Leases to
become subordinate to any lien or liens other than liens securing the indebtedness secured hereby or liens for general real estate taxes not delinquent; and

(m)	Not later than the 15th day after the end of each
calendar year, Assignor shall deliver to Assignee a certified rent roll for the Premises as of the last day of such period in a form reasonably satisfactory to Assignee.

Any consent or approval required by Assignee shall not be unreasonably withheld, delayed or conditioned. With respect to any event as set forth in (c), Assignor shall particularly describe the same in any reports required to be delivered to Assignee pursuant to the Note, the Mortgage or any of the other Loan Documents and in such event any amounts so collected more than thirty (30) days in advance shall be held by Assignor in its operating account until the time when such payments would otherwise become due, and for all financial ratios and covenants the Assignor is required to comply with, or is subject to, as provided in the Note or Mortgage or any of the other Loan Documents, such payment will be considered made at the time it was otherwise due.

5.	Rights Prior to Default.  So long as an Event of
Default (as defined in Paragraph 6) has not occurred, Assignee shall not demand from tenants under the Leases or any other person liable thereunder any of the rents, issues, income and profits assigned hereunder, and Assignor shall have the right to collect, at the time (but in no event more than thirty [30] days in advance) provided for the payment thereof, all rents, issues, income and profits assigned hereunder, and to retain, use and enjoy the same. Assignee shall have the right to notify the tenants under the Leases of the existence of this Assignment at any time.

6.	Events of Default.  An "Event of Default" shall occur
under this Assignment upon the occurrence of a breach by Assignor of any of the covenants, agreements, representations, warranties or other provisions hereof which is not cured or waived within the applicable grace or cure period, if any, set forth herein or upon any Event of Default in any of the Loan Documents.
7.	Rights and Remedies Upon Default.  At any time upon or
following the occurrence of any Event of Default, Assignee, at its option, may exercise any one or more of the following rights and remedies without any obligation to do so, without in any way waiving such Event of Default, without further notice or demand to Assignor, without regard to the adequacy of the security for the obligations secured hereby, without releasing Assignor or any Guarantor of the Note from any obligation, and with or without bringing any action or proceeding to foreclose the Mortgage or any other lien or security interest granted by the Loan Documents:

(a)	Exercise any right under the Note or the Loan
Documents;

(b)	Enter upon and take possession of the Premises,
either in person or by agent or by a receiver appointed by a court, and have, hold, manage, lease and operate the same on such terms and for such period of time as Assignee may deem necessary or proper, with full power to make from time to time all reasonable alterations, renovations, repairs or replacements thereto or thereof as may seem proper to Assignee, to make, enforce, modify and accept the surrender of Leases, to obtain and evict tenants, to fix or modify rents, and to do any other act which Assignee deems necessary or proper;

(c)	Either with or without taking possession of the
Premises, demand, sue for, settle, compromise, collect, and give acquittances for all rents, issues, income and profits of and from the Premises and pursue all remedies for enforcement of the Leases and all the lessor's rights therein and thereunder. This Assignment shall constitute an authorization and direction to the tenants under the Leases to pay all rents and other amounts payable under the Leases to Assignee, without proof of default hereunder, upon receipt from Assignee of written notice to thereafter pay all such rents and other amounts to Assignee and to comply with any notice or demand by assignee for observance or performance of any of the covenants, terms, conditions and agreements contained in the Leases to be observed or performed by the tenants thereunder, and Assignor shall facilitate in all reasonable ways Assignee's collection of such rents, issues, income and profits, and upon request will execute written notices to the tenants under the Leases to thereafter pay all such rents and other amounts to Assignee; and

(d)	Make any payment or do any act required herein of
Assignor in such manner and to such extent as Assignee may deem necessary, and any amount so paid by Assignee shall become immediately due and payable by Assignor with interest thereon until paid at the Default Rate and shall be secured by this Assignment.

8.	Application of Proceeds.  All sums collected and
received by Assignee out of the rents, issues, income and profits of the Premises following the occurrence of any one or more Events of Default shall be applied in accordance with the Mortgage, and if not in conflict with the provisions thereof as follows:

(a)	First, to reimburse Assignee for all of the
following expenses, together with court costs and reasonable attorneys' fees and including interest thereon at the Default Rate: (i) taking and retaining possession of the Premises; (ii) managing the Premises and collecting the rents, issues, income and profits thereof, including without limitation, salaries, fees and wages of a managing agent and such other employees as Assignee may deem necessary and proper; (iii) operating and maintaining the Premises, including without limitation, payment of taxes, charges, claims, assessments, water rents, sewer rents, other liens, and premiums for any insurance required under the Mortgage or any of the other Loan Documents; and (iv) the cost of all reasonable alterations, renovations, repairs or replacements of or to the Premises which Assignee may deem necessary and proper.

(b)	Second, to reimburse Assignee for all sums
expended by Assignee pursuant to Paragraph 7(d) above, together with interest thereon at the Default Rate;

(c)	Third, to reimburse Assignee for all other sums
with respect to which Assignee is indemnified pursuant to Paragraph 9 below, together with interest thereon at the Default Rate;

(d)	Fourth, to reimburse Assignee for all other sums
reasonably expended or advanced by Assignee pursuant to the terms and provisions of or constituting additional indebtedness under any of the other Loan Documents, together with interest thereon at the Default Rate;

(e)	Fifth, the payment of all accrued and unpaid
interest under the Note;

(f)	Sixth, to payment of the unpaid principal amounts
advanced under the Note and any and all other amounts due thereunder or under the other Loan Documents; and

(g)	Seventh, any balance remaining to Assignor, its
respective legal representatives, successors and assigns or to such other parties which may be legally entitled thereto.

9.	Limitation of Assignee's Liability.  Assignee shall
not be liable for any loss sustained by Assignor resulting from Assignee's failure to let the Premises or from any other act or omission of Assignee in managing, operating or maintaining the Premises following the occurrence of an Event of Default, except for its gross negligence or willful misconduct. Assignee shall not be obligated to observe, perform or discharge, nor does Assignee hereby undertake to observe, perform or discharge any covenant, term, condition or agreement contained in any Lease to be observed or performed by the lessor thereunder, or any obligation, duty or liability of Assignor under or by reason of this Assignment, except with respect to any Lease, the terms and provisions of which do not violate any of the covenants hereof, and under the Mortgage or the Loan Documents, and provided Assignee will not be required to expend any sum unless it agrees to do so in its sole discretion. Assignor shall and does hereby agree to indemnify, defend (using counsel satisfactory to Assignee) and hold Assignee harmless from and against any and all liability, loss or damage which Assignee may incur under any Lease or under or by reason of this Assignment and of and from any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligation or undertaking on its part to observe or perform any of the covenants, terms, conditions and agreements contained in any Lease, except for its gross negligence or willful misconduct. Should Assignee incur any such liability, loss or damage under any Lease or under or by reason of this Assignment, or in the defense of any such claim or demand, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall become due and payable by Assignor with interest thereon at the Default Rate if not paid within thirty (30) days of demand by Assignee and shall be secured by this Assignment. This Assignment shall not operate to place responsibility upon Assignee for the care, control, management or repair of the Premises or for the carrying out of any of the covenants, terms, conditions and agreements contained in any Lease, nor shall it operate to make Assignee responsible or liable for any waste committed upon the Premises, or for any negligence in the management, upkeep, repair or control of the Premises resulting in loss or injury or death to any tenant, occupant, licensee, employee or stranger, except for Assignee's gross negligence or willful misconduct. Nothing set forth herein or in the Mortgage, and no exercise by Assignee of any of the rights set forth herein or in the Mortgage shall constitute or be construed as constituting Assignee a "mortgagee in possession" of the Premises, in the absence of the taking of actual possession of the Premises by Assignee pursuant to the provisions hereof or of the Mortgage.

10.	No Waiver.   Nothing contained in this Assignment and
no act done or omitted to be done by Assignee pursuant to the rights and powers granted to it hereunder shall be deemed to be a waiver by Assignee of its rights and remedies under any of the Loan Documents. This Assignment is made and accepted without prejudice to any of the rights and remedies of Assignee under the terms and provisions of such instruments, and Assignee may exercise any of its rights and remedies under the terms and provisions of such instruments either prior to, simultaneously with, or subsequent to any action taken by it hereunder.
Assignee may take or release any other security for the performance of the obligations secured hereby, may release any party primarily or secondarily liable therefor, and may apply any other security held by it for the satisfaction of the obligations secured hereby without prejudice to any of its rights and powers hereunder.

11.	Further Assurances.  Assignor shall execute or cause
to be executed such additional instruments (including, but not limited to, general or specific assignments of such Leases as Assignee may designate) and shall do or cause to be done such further acts, as Assignee may request, in order to permit Assignee to perfect, protect, preserve and maintain the assignment made to Assignee by this Assignment.

12.	Security Deposits.  Assignor hereby acknowledges that
Assignee has not received any security deposited by any tenant pursuant to the terms of the Leases and that Assignee assumes no responsibility or liability for any security so deposited.

13.	Severability.  In the event that any provision of this
Assignment is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Assignee and Assignor shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Assignment and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

14.	Joint Liability; Benefit.  This Assignment is binding
upon Assignor and its respective legal representatives, successors and assigns, and the rights, powers and remedies of Assignee under this Assignment shall inure to the benefit of Assignee and its successors and assigns.
15.	Written Modifications.  This Assignment shall not be
amended, modified or supplemented without the written agreement of Assignor and Assignee at the time of such amendment, modification or supplement.

16.	Duration.  This Assignment shall become null and void
at such time as Assignor shall have no further liability under the Note, and shall have fully paid and performed all of the other obligations secured hereby and by the other Loan Documents.


17.	Governing Law.  This Assignment shall be governed by
and construed in accordance with the laws of the State of Indiana.

18.	Notices.  All notices, demands, requests and other
correspondence which are required or permitted to be given hereunder shall be deemed sufficiently given when delivered or mailed in the manner and to the addresses of Assignor and Assignee, as the case may be, as specified in the Mortgage.

19.	WAIVER OF TRIAL BY JURY.  ASSIGNOR AND ASSIGNEE
ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS ASSIGNMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES. ACCORDINGLY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH ASSIGNOR AND ASSIGNEE, BY ITS ACCEPTANCE OF THIS ASSIGNMENT, HEREBY KNOWINGLY AND VOLUNTARILY MUTUALLY (A) WAIVE THE RIGHT TO TRIAL BY JURY IN ANY CIVIL ACTION, CLAIM, COUNTERCLAIM, CROSS-CLAIM, THIRD-PARTY CLAIM, DISPUTE, DEMAND, SUIT OR PROCEEDING ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS ASSIGNMENT, THE NOTE, THE MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS, THE LOAN, OR ANY RENEWAL, EXTENSION OR MODIFICATION THEREOF, OR ANY CONDUCT OF ANY PARTY RELATING THERETO, AND (B) AGREE THAT ANY SUCH ACTION, CLAIM, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

20.	JURISDICTION AND VENUE.   ASSIGNOR HEREBY AGREES THAT
ALL ACTIONS OR PROCEEDINGS INITIATED BY ASSIGNOR AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS ASSIGNMENT, SHALL BE LITIGATED IN THE COURTS OF MARION OR HAMILTON COUNTY, INDIANA, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF INDIANA. ASSIGNOR HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY ASSIGNEE IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO ASSIGNOR AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS ASSIGNMENT. ASSIGNOR WAIVES ANY CLAIM THAT MARION OR HAMILTON COUNTY, INDIANA OR THE SOUTHERN DISTRICT OF INDIANA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD ASSIGNOR, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, ASSIGNOR SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY ASSIGNEE AGAINST ASSIGNOR AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS.

IN WITNESS WHEREOF, Assignor has executed and delivered this Assignment as of the day and year first above written.


STANDARD MANAGEMENT CORPORATION


By:
____________________________________
Gerald R. Hochgesang, Senior Vice
President and Treasurer



STATE OF INDIANA	)
 	) SS:
COUNTY OF MARION	)

Before me, a Notary Public in and for said County and State, personally appeared Gerald R. Hochgesang, the Senior Vice President and Treasurer of STANDARD MANAGEMENT CORPORATION, an Indiana corporation, who, after having been duly sworn, acknowl-edged the execution of the foregoing Assignment of Rents and Leases for and on behalf of such corporation.

Witness my hand and Notarial Seal this 28th day of December, 2001.


_________________________________________
Jeffrey A. Abrams, Notary Public

My Commission Expires:  September 20, 2008
My County of Residence:  Hamilton


This instrument prepared by: Jeffrey A. Abrams, Dann Pecar
Newman & Kleiman, 2300 One American Square, Indianapolis, IN
46282.



	EXHIBIT A

	Real Estate